Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

July 24, 2023

The Board of Directors

Cadrenal Therapeutics, Inc.

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the resale of an aggregate of 8,850,001, shares (the “Securities”) of common stock, par value $0.001 per share (the “Common Stock”), of Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”). All of the Securities are being registered on behalf of certain stockholders of the Company (each a “Selling Stockholder” and collectively, the “Selling Stockholders”). The Securities consist of (i) 1,300,000 shares of Common Stock purchased by a Selling Stockholder (the “Investor Selling Stockholder”) in a private placement transaction that closed on July 14, 2023 (the “Private Placement”) (the “Shares”); (ii) 2,985,715 shares of Common Stock issuable upon the exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock purchased by the Investor Selling Stockholder in the Private Placement (the “Pre-Funded Warrant Shares”); (iii) 4,285,715 shares of Common Stock issuable upon the exercise of outstanding warrants (the “Common Warrants”) to purchase shares of Common Stock purchased by the Investor Selling Stockholder in the Private Placement (the “Common Warrant Shares”); and (iv) 278,571 shares of Common Stock issuable upon the exercise of outstanding warrants issued to designees of H.C. Wainwright & Co., LLC (“H.C.W.”) in the Private Placement as compensation for acting as placement agent (the “Placement Agent Warrant Shares”)

As counsel to the Company, we have examined the Registration Statement, the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants and the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the filing of the Registration Statement as it relates to the Pre-Funded Warrant Shares, Common Warrant Shares and Placement Agent Warrant Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

We have assumed that, at or prior to the time of the delivery of any of the shares of Common Stock, there will not have occurred any change in the law or the facts affecting the validity of the shares of Common Stock.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized for issuance and are validly issued, fully paid and nonassessable, (ii) the Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Pre-Funded Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable, (iii) the Common Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable and (iv) the Placement Agent Warrant Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Placement Agent Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Constitution) and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Blank Rome LLP
BLANK ROME LLP